Exhibit 99.1

COVID-19 SUPPLEMENT

JULY 2020 • NYSE: APLE

FORWARD-LOOKING STATEMENTS

Certain statements made in this presentation are forward-looking statements, including statements regarding the impact to Apple Hospitality REIT, Inc.’s (the “Company,” “Apple Hospitality,” “Apple” or “APLE”) business and financial condition from, and measures being taken in response to, the COVID-19 situation. These forward-looking statements include statements regarding our intent, belief or current expectations and are based on various assumptions. These statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Forward-looking statements may include, but are not limited to, statements regarding net asset value and potential trading prices. Words such as “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,“ “outlook,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or outcomes may differ materially from those contemplated by the forward-looking statement. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or reverse any forward-looking statement to reflect changed assumptions or the occurrence of unanticipated events or changes to future operating results, unless required to do so by law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the adverse effect of COVID-19 on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets. The significance, extent and duration of the impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Such additional factors that might cause such differences include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate recent and pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of infectious or contagious diseases in the U.S. such as COVID-19; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust; or other risks detailed in filings made by Apple Hospitality with the Securities and Exchange Commission (“SEC”). Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this presentation will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.

Cover photo: Courtyard, Carolina Beach, NC

COMPANY PROFILE

Courtyard, Virginia Beach, VA	233 HOTELS 29,759 GUEST ROOMS 34 STATES 87 MARKETS 12 BRANDS 99% ROOMS - FOCUSED 4 years AVERAGE EFFECTIVE AGE

Note: Hotel portfolio statistics as of May 15, 2020. Market categorization based on STR designation. Average Effective Age represents years since hotels were built or last renovated.

EFFORTS TO PRESERVE CAPITAL & MITIGATE IMPACT OF COVID-19

●    Quickly worked with management companies to make swift operational changes to staffing & service models

●    Consolidated operations in markets where the Company owns multiple properties to maximize operational efficiencies

●    Utilized energy management systems to minimize utility usage on unused floors

●    Reduced / eliminated operational costs

o     Adjusted food & beverage offerings

o     Reduced amenities

o     Eliminated daily cleaning of occupied guest rooms during guest stays

o     Reduced various hotel service contracts

●    Enhanced sales strategy with focus on sectors that may have lodging needs in current environment

●    Corporate measures –

o     All non-essential capital improvement projects for 2020 postponed

o     Monthly distributions suspended

o     Entered into amendments to credit facilities to provide covenant waivers through June 30, 2021

o     Compensation reductions for Executive Chairman, CEO and non-employee directors

o     Terminated written trading plan under Share Repurchase Program

o     Contract for the purchase of a Courtyard by Marriott to be constructed in Denver, CO for $49 million was terminated and $0.6 million deposit was refunded

Hampton Inn & Suites, Atlanta, GA

BROAD GEOGRAPHIC DIVERSIFICATION

Location Type by Number of Guest Rooms

Trailing 28 Days Suburban vs. Urban(1)

Note: Hotel portfolio statistics as of May 15, 2020. Location and market categorization based on STR designation.

(1)

Trailing 28 days data as of June 27, 2020 provided by STR for the Company’s hotels owned as of May 15, 2020, including all rooms available for consolidated hotels, and may differ from actual results achieved.

ROOMS-FOCUSED STRATEGY

Brand Type(1)	% of APLE Portfolio
Extended Stay	33%
Suite Product	23%
Other Select Service	42%
Full Service	2%

2019 Rooms Sold Segmentation

Note: Hotel portfolio statistics as of May 15, 2020.

(1)

Brand Type based on number of guest rooms. Extended Stay includes Residence Inn by Marriott, TownePlace Suites by Marriott, Home2 Suites by Hilton and Homewood Suites by Hilton. Suite Product includes Fairfield Inn & Suites by Marriott, SpringHill Suites by Marriott, Embassy Suites by Hilton and Hampton Inn & Suites by Hilton. Other Select Service includes Hampton Inn by Hilton, Hilton Garden Inn, Courtyard by Marriott, Fairfield Inn by Marriott, Hyatt Place and independent boutique hotels. Full Service includes Marriott.

OCCUPANCY LEVELS BEFORE & DURING COVID-19

Began to see impact from COVID-19 in March and occupancy appears to have bottomed out in mid-April

Source: Weekly data provided by STR for the Company’s hotels owned as of May 15, 2020, including all rooms available for consolidated hotels, and may differ from actual results achieved.

% OF HOTELS BY OCCUPANCY TIER

2019
100%
January 2020
10%
90%
February 2020
1%
99%
March 2020
5%
70%
25%
April 2020
52%
21%
21%
6%
May 2020
27%
20%
35%
18%
Week ended
6/6/2020
21%
15%
41%
23%
6/13/2020
16%
16%
37%
31%
6/20/2020
14%
11%
39%
36%
6/27/2020
11%
12%
37%
40%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
0% - 15% (1)
15% - 25%
25% - 50%
50% +
Occupancy Tier

Source: Data provided by STR for hotels owned by the Company for the periods noted, including all rooms available for consolidated hotels, and may differ from actual results achieved.

(1)	Consolidated hotels included in 0% - 15% occupancy tier.

LIQUIDITY POSITION

Debt Summary as of March 31, 2020(1) ($ in thousands)
Mortgage (31 Hotels)		$500,013

Unsecured (200 Hotels)

Revolver (Due 2022)	425,000

Term Loans and Senior Notes (Due 2023 – 2030)	870,000

Unsecured Debt		1,295,000

Cash on hand		(437,260)

Total Debt, net		$1,357,753

Maturities, net of reserves	2020	2021
	$0	$32,000

Estimated Net Cash Use Analysis ($ in thousands, except per key amount)
Monthly at 15% to 20% Occupancy

Operations(2)	$5,000

Property taxes and insurance	5,500

G&A	1,500

Debt service	6,000

Estimated Monthly Cash Use(3)	$18,000

Estimated Monthly Cash Use Per Key(3)	$605

Other Commitments through 12/31/20 as of 5/15/20

Purchase of Hyatt Place and Hyatt House in Tempe, AZ(4)	$63,300

Anticipated capital expenditures	$10,000 - $15,000

(1)	Subsequent to March 31, 2020, the Company closed on the purchase of the newly developed Hampton Inn & Suites and Home2 Suites in Cape Canaveral, FL, for a gross purchase price of approximately $46.7 million. The Company entered into the contract to purchase the hotels in 2018. The Company utilized $25.0 million of its available cash and entered into a one-year note payable with the developer secured by the hotels for $21.7 million to fund the purchase price of the hotels, which is not reflected in this debt summary.
(2)	Estimated Net Cash Use prepared as a “base case” analysis of net cash use for hotel operations. Estimates include estimated cash received from revenue at anticipated average lowest weekly occupancy levels experienced in April 2020 of 15% to 20% and estimated associated hotel operating and ground lease cash uses. This estimated cash use analysis is not intended to be an estimate of actual expected monthly results for any particular period, and has not been updated to reflect actual results for any calendar months during the second quarter 2020.
(3)	Excludes capital expenditures.
(4)

Contract entered into in 2018. There are many conditions to closing under the contract that have not yet been satisfied, including completion of construction, and there can be no assurance that a closing on the hotels will occur. If the seller meets all of the conditions to closing, the Company is obligated to specifically perform under the contract.

TRADEMARK INFORMATION

The “Courtyard by Marriott®,” “Fairfield by Marriott®,” “Fairfield Inn by Marriott®,” “Fairfield Inn & Suites by Marriott®,” “Marriott® Hotels,” “Residence Inn by Marriott®,” “SpringHill Suites by Marriott®,” and “TownePlace Suites by Marriott® ” trademarks are the property of Marriott International, Inc. or one of its affiliates. All references to “ Marriott®” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott® is not responsible for the content of this presentation, whether relating to hotel information, operating information, financial information, Marriott®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Marriott® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT offering and received no proceeds from any offering. Marriott® has not expressed any approval or disapproval regarding this presentation, and the grant by Marriott® of any franchise or other rights to Apple Hospitality REIT shall not be construed as any expression of approval or disapproval. Marriott® has not assumed and shall not have any liability in connection with this presentation.

The “Embassy Suites by Hilton®,” “Hampton by Hilton®,” “Hampton Inn by Hilton®,” “Hampton Inn & Suites by Hilton®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” trademarks are the property of Hilton Worldwide Holdings Inc. or one of its affiliates. All references to “Hilton®” mean Hilton Worldwide Holdings Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton® is not responsible for the content of this presentation, whether relating to hotel information, operating information, financial information, Hilton®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Hilton® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT offering and received no proceeds from any offering. Hilton® has not expressed any approval or disapproval regarding this presentation, and the grant by Hilton® of any franchise or other rights to Apple Hospitality REIT shall not be construed as any expression of approval or disapproval. Hilton® has not assumed and shall not have any liability in connection with this presentation.

The “Hyatt Place®” and “Hyatt House®” trademarks are the property of Hyatt Hotels Corporation or one of its affiliates. All references to “Hyatt®” mean Hyatt Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hyatt® is not responsible for the content of this presentation, whether relating to hotel information, operating information, financial information, Hyatt®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Hyatt® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT offering and received no proceeds from any offering. Hyatt® has not expressed any approval or disapproval regarding this presentation, and the grant by Hyatt® of any franchise or other rights to Apple Hospitality REIT shall not be construed as any expression of approval or disapproval. Hyatt® has not assumed and shall not have any liability in connection with this presentation.

Apple Hospitality REIT, Inc.

814 East Main Street

Richmond, VA 23219

(804) 344-8121

www.applehospitalityreit.com

SpringHill Suites, Burbank, CA

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